 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of Ipsidy, Inc. (the “Company”) of our report dated March 8, 2019 related to the consolidated financial statements of the Company as of and for the years ended December 31, 2018 and 2017 which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in this Registration Statement.

Coral Gables, Florida August 2, 2019